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                                                                    Exhibit 10.9

                                THIRD ADDENDUM TO
                              EMPLOYMENT AGREEMENT

     THIS THIRD ADDENDUM TO EMPLOYMENT AGREEMENT (this "Addendum") is entered into as of the 15th day of October, 2001 between and among AMERICA FIRST MORTGAGE ADVISORY CORPORATION, a Maryland corporation with its office at 399 Park Avenue, 36th Floor, New York, New York 10022 (the "Company"), AMERICA FIRST MORTGAGE INVESTMENTS, INC., a Maryland corporation ("MFA"), and WILLIAM S. GORIN, an individual residing at 1365 York Avenue, New York, New York 10021.

                              W I T N E S S E T H :

     WHEREAS, the Employee entered into an employment agreement, dated July 11, 1997, with America First Companies LLC, which was assigned to and assumed by the Company, and amended by an Addendum to Employment Agreement dated January 1, 2000 and a Second Addendum to Employment Agreement dated May 23, 2001 (the employment agreement as modified by the two addendums hereinafter referred to as the "Agreement').

     WHEREAS, the Company and the Employee now desire to modify further the terms of the Employee's employment under the Agreement in anticipation of the merger of the Company with and into MFA.

     NOW THEREFORE, the parties hereby covenant and agree as follows:

     1. EFFECTIVE DATE. This Addendum shall become effective upon the later to occur of (i) January 1, 2002, and (ii) the effective date of the merger of the Company into MFA (the "Merger"). Upon the effective date of the Merger, the Agreement as amended by this Addendum and all rights and obligations of the Company thereunder shall be assumed by MFA.

     2. SALARY. The Employee's annual base salary shall be Two Hundred Thousand Dollars ($200,000).

     3. ANNUAL BONUS. The Employee's annual bonus shall be that portion of an aggregate bonus base for the Company's three most senior executives of not less than $225,000 as shall be determined by the Company's chief executive officer in his sole discretion.

     4. EQUITY RAISE BONUS. The Employee shall be entitled to an "equity raise bonus" equal to a portion of a bonus pool of .65% of any new net equity raised by the Company, such portion to be determined by the Company's chief executive officer in his sole discretion.

     5. CHANGE IN CONTROL PAYMENTS. In the event of (a) the termination of Employee's employment by the Company without Cause that occurs both within two months before and in anticipation of a change in control as defined in Attachment I (a "Change in Control"), (b) the resignation of his employment by Employee for any reason within three months following a Change in Control, or
(c) the termination of Employee's employment by the Company other than for Cause or the Employee's resignation of his employment for Good Reason, as defined in Attachment II, within twelve months following a Change in Control,

          (i) the Company shall pay to Employee in a lump sum, within 30 days following the termination of employment, an amount equal to 300% of the sum of Employee's then current base salary plus Employee's bonus for the immediately preceding year;

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          (ii) all of Employee's outstanding stock options shall immediately vest in full and become exercisable for a period of one year from the date of termination but in no event beyond the date on which the option would have expired had the Employee's employment not terminated.

          (iii) Employee shall continue to participate in all health, life insurance, retirement and other benefit programs at the Company's expense to the same extent as though the Employee's employment had not terminated.

     The Employee, in his sole and absolute discretion, may elect to reduce any such payment in order to avoid imposition of the excise tax under Section 4999(a) of the Internal Revenue Code of 1986, as amended.

     This paragraph 5 shall replace Section 10 of the Agreement.

     6. NON-COMPETE. Employee will not, without the prior written consent of the Company, manage, operate, control or be connected as a stockholder (other than as a holder of shares publicly traded on a stock exchange or the NASDAQ National Market System, provided that the Employee shall not own more than five percent of the outstanding shares of any publicly traded company) or partner with, or as an officer, director, employee or consultant of, any Residential Mortgage REIT for a period of one year following termination of his employment with the Company. During such one year period, the Employee shall not solicit any employees of the Company to work for any Residential Mortgage REIT. The Employee shall keep confidential all materials, files, reports, correspondence, records and other documents ("Company Materials") used, prepared or made available to him in connection with his employment by the Company and which have not otherwise been made available to the public, and upon termination of his employment shall return such Company Materials to the Company. The Employee acknowledges that the Company may seek injunctive relief or other specific enforcement of its rights under this Paragraph 6.

     7. EQUITY RAISE FOR MFA/MAC. In the event that an equity raise for MFA/MAC is effected subsequent to the date on which the agreement of Merger was executed and prior to the effective date of this Addendum, and as a consequence thereof the Employee is entitled to receive a "Performance Bonus for Executing a Capital Raise for MFA/MAC" pursuant to the Agreement and the schedule entitled "America First Companies, LLC Annual Incentive Bonus Plan for 2001" attached thereto (the "Bonus Schedule") or any amendment to or replacement for such Bonus Schedule, then

     (i) the Company shall be responsible for paying a pro rata portion of the bonus payable to the Employee, of which the numerator is the number of calendar months, partial or complete, ending following the equity raise but prior to the effective date of this Addendum, and the denominator is 12; and

     (ii) MFA shall be responsible for paying the balance of the bonus in quarterly installments, such that the bonus is paid in full by the last business day of the 12th month ending following the equity raise.

     8. FULL TIME EMPLOYMENT. Employee shall devote himself during business hours on a full time basis to his duties under the Agreement.

     9. REMAINING TERMS UNCHANGED. The parties agree that all terms and conditions of the Agreement not specifically amended by the Addendum shall remain in full force and effect.


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     IN WITNESS WHEREOF, the Company, MFA and the Employee have executed this
Addendum as of the date first above written:

                              AMERICA FIRST MORTGAGE ADVISORY CORPORATION

                              By:  /s/ Ronald A Freydberg
                                   ---------------------------------------------

                              AMERICA FIRST MORTGAGE INVESTMENTS, INC.

                              By:  /s/ Ronald A Freydberg
                                   ---------------------------------------------

                              /s/ William S. Gorin
                              --------------------------------------------------
                              William S. Gorin


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                                                                    Attachment I

CHANGE IN CONTROL. A "Change in Control" shall mean any one or more of the following:

     (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act")), other than the Employee or an entity controlled, directly or indirectly, by the Employee alone or in concert with others, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of MFA representing more than thirty percent (30%) of the combined voting power of the then outstanding securities of MFA; or

     (ii) there has been a tender or exchange offer, merger, consolidation or equivalent combination involving MFA after which either (a) more than fifty percent (50%) of the voting stock of the surviving entity is held by persons other than former stockholders of MFA or (b) persons who were directors of MFA before such event shall cease to constitute a majority of the Board of Directors of MFA or any successor entity after such event;

     (iii) there has been a sale or other disposition of all or substantially all the assets of MFA.

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                                                                   Attachment II

RESIGNATION FOR GOOD REASON. "Good Reason" shall mean:.

     (a)  a material diminution in Employee's title, duties or responsibilities;

     (b) relocation of Employee's place of employment without his consent outside the New York City metropolitan area;

     (c) the failure of MFA to pay within five (5) business days any payment due from MFA;

     (d) the failure of MFA to pay within a reasonable period after the date when amounts are required to be paid to Employee under any benefit programs or plans; or

     (e)  the failure by MFA to honor any of its material obligations herein.


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